UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2011

MEDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53214	26-1703958
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2360 Corporate Circle, Suite 425, Henderson, Nevada 89703 (Address of principal executive offices)
(858) 436-3350
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Effective October 27, 2011, Our World Live Inc., a Nevada corporation (“OWL”), and a wholly owned subsidiary of Media Technologies, Inc. (“Media Technologies” or the “Company”) entered into a Mutual Release and Settlement of All Claims (the “Agreement”) with Ocean Way Investments, LLC, a California limited liability company (“Ocean Way”).

On or about October 1, 2011, OWL entered into Note Modification Agreements with approximately twenty (20) Convertible Note Holders as previously set forth on Form 8-K filed with the Securities and Exchange Commission on October 28, 2011.  Media Technologies and OWL were unable to negotiate a similar note modification in regard to a note made in favor of Ocean Way and have therefore entered into the Agreement to settle all claims with regard to said note.  Media Technologies has agreed to pay one hundred and three thousand dollars ($103,000) to Ocean Way representing the unpaid principal and a portion of the accrued interest on the note, which amount constitutes complete accord and satisfaction discharging the note, and a settlement of any and all other claims between the parties.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Mutual Release and Settlement of All Claims, a copy of which is filed as Exhibit 10.01 to this current report on Form 8-K (this “Report”) and the information contained therein is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities.

On November 4, 2011, the Company issued an aggregate of 4,900,00 restricted shares of common stock to 5 accredited investors in consideration of the capital contribution of $375,000 of cash and $115,000 in services.  No underwriters were used.  The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

Item 9.01 – Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Description of Exhibit
10.01	Mutual Release and Settlement of All Claims Agreement

________________________

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Media Technologies hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Media Technologies, Inc.

Dated: November 4, 2011

/s/ Bryant D. Cragun

By: Bryant D. Cragun

Its:  President

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.01	Mutual Release and Settlement of All Claims Agreement